Exhibit 99.B(p)(xxii)

SEIZERT CAPITAL PARTNERS, LLC

CODE OF ETHICS

Amended December 2012
Pursuant to Rule 204A-1 under the Investment Advisers Act
And
Rule 17j-1 under the Investment Company Act

A.                                    Purpose

The purpose of this Code of Ethics (the “Code”) is to govern the personal securities trading activities of Access Persons of Seizert Capital Partners, LLC (SCP), recognizing that the personal interests of Access Persons, in certain circumstances, may conflict with those of the SCP and its clients. While the Investment Adviser has full confidence in the integrity of all of its employees, officers, members and its manager, it recognizes that an Access Person have or may have knowledge of present or future client transactions and, in certain circumstances, the power to influence transactions made by or for clients. If an Access Person engages in personal transactions in securities that are eligible for investment by clients, or if they cause relatives or other third parties to do so, these Access Persons could be in a position where their personal interests may conflict with the interests of clients.

B.                                    General Principles

1.                                      Definitions.

(a)                                 “Access Person” means all Class A and Class B Members and all officers of the Investment Adviser and any Supervised Person who:

(i)                                     has access to nonpublic information regarding any client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund, or

(ii)                                  who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

(b)                                 “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule or allocation. An automatic investment plan includes a dividend reinvestment plan.

(c)                                  “Beneficial Ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Exchange Act Rules in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the Securities Exchange Act of 1934 ( the “Exchange Act”), as amended and the rules and regulations thereunder.

(d)                                 “Client” means any person that has entered into an investment management agreement with the Investment Adviser.

(e)                                  “Control” shall have the same meaning as that set forth in section 2(a)(9) of the Investment Company Act of 1940 (the “1940 Act”).

(f)                                   “CCO” means the individual who holds the title Chief Compliance Officer of the SCP, or one of more individuals designated by the CCO to assist in carrying out the duties and obligations contained herein.

(g)                                  “CEO” means the individual who holds the title Chief Executive Officer of the Investment Adviser, or one of more individuals designated by the CEO to assist in carrying out the duties and obligations contained herein. “COO” means the individual who holds the title Chief Operating Officer of the Investment Adviser, or one or more individuals designated by the COO to assist in carrying out the duties and obligations contained herein.

(h)                                 “Federal Securities Laws” means the Securities Act of 1933 (the “1933 Act”), the Exchange Act, the Sarbanes-Oxley Act of 2002, the Investment Advisers Act of 1940 (the “Advisers Act”), Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (the “Commission”) under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, any rules adopted thereunder by the Commission or the Department of the Treasury.

(i)                                     “Initial Public Offering” means an offering of Securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act.

(j)                                    “Limited Offering” means an offering that is exempt from registration under the 1933 Act pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, 505, or 506 of the Exchange Act.

(k)                                 “Related Security” means any security convertible within sixty (60) days into a Security, and any future or option on the Security.

(l)                                     “Reportable Fund” means:

(i)                                     any fund registered under the 1940 Act for which the Investment Adviser or an Access Person serves as an investment adviser as defined in section 2(a)(20) of the 1940 Act; or

(ii)                                  any fund registered under the 1940 Act whose investment adviser or principal underwriter controls the Investment Adviser or an Access Person, is controlled by the Investment Adviser or an Access Person, or is under common control with the Investment Adviser or an Access Person. For purposes of this definition, “control” has the same meaning as it does in section 2(a)(9) of the 1940 Act.

(m)                             “Reportable Security” means a security as defined in section 202(a)(18) of the Act, except that it does not include:

(i)                                     Direct obligations of the United States government;

(ii)                                  Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(iii)                               Shares issued by money market funds;

(iv)                              Shares issued by nonaffiliated mutual funds other than Reportable Funds; or

(v)                                 Shares issued by unit investment trusts that are invested exclusively in one or more unaffiliated mutual funds, none of which are Reportable Funds.

(n)                                 “Security” means a security as defined in section 202 of the Advisers Act.

(o)                                 “Supervised Person” means any owner, officer, manager (or other person occupying a similar status or performing similar functions); employee of the Investment Adviser or other person who (i) provides investment advice on behalf of the Investment Adviser and (ii) is subject to the supervision and control of the Investment Adviser.

2.                                      This Code of Ethics is based on the principle that Access Persons of the Investment Adviser owe a fiduciary duty to the clients of the Investment Adviser. This duty includes the obligation of Access Persons to conduct their personal securities transactions in a manner that does not interfere with the transactions of any client or otherwise to take unfair advantage of their relationships with clients. In recognition of this duty, the Investment Adviser hereby adopts the following general principles to guide the actions of Access Persons:

(a)                                 Access Persons have a duty at all times to place the interests of clients first;

(b)                                 Access Persons have a duty to conduct all personal securities transactions in a manner consistent with this Code and that will avoid any actual or potential conflict or abuse of a position of trust and responsibility;

(c)                                  Access Persons must refrain from actions or activities that allow a person to profit or benefit from his or her position with respect to a client, or that otherwise bring into question the Access Person’s independence or judgment;

(d)                                 All personal securities transactions by an Access Person must be accomplished so as to avoid even the appearance of a conflict of interest between such Access Person and a client;

(e)                                  In addition to adhering to this Code with respect to personal securities transactions, Access Persons must avoid any actions that would cause a relative or other third party to engage in a securities transaction in which the Access Person could not engage;

(f)                                   Access Persons have a duty to prevent the misuse of material nonpublic information including, but not limited to, information about the Investment Adviser’s recommendations and clients’ securities holdings and transactions;

(g)                                  Access Persons must comply with all applicable Federal Securities Laws;

(h)                                 Access Persons must promptly report any violations of this Code to the CCO; and

(i)                                     Failure to comply with this Code may subject an Access Person to the following sanctions:

First Violation: The sanction is a verbal reprimand that is recorded in writing and kept in the employee’s permanent file.

Second Violation: The sanction is a written reprimand to the employee’s permanent file,

Third Violation: Disciplinary action is at the discretion of the CEO and may include termination of employment.

Notwithstanding the foregoing, Investment Advisor retains the right to implement disciplinary action, in its discretion, including termination of employment for a single violation.

Prohibitions

1.                                      In connection with the purchase or sale by an Access Person, or by a relative or other third party acting upon the advice or instruction of such Access Person, of a Security held or to be acquired by any client, no Access Person shall:

(a)                                 Employ any device, scheme or artifice to defraud a client;

(b)                                 Make to any client any untrue statement of a material fact or omit to state to a client a material fact necessary in order to make the statements made not misleading;

(c)                                  Engage in any act, practice, or course of business that would operate as a fraud or deceit upon any client; or

(d)                                 Engage in any manipulative practice with respect to any client.

2.                                      IPO No Access Person may directly or indirectly acquire Beneficial Ownership in a Security in an Initial Public Offering without the prior written consent of the CEO or the COO. Approval to invest in any Initial Public Offering shall not be granted unless the person seeking approval demonstrates that (1) the opportunity to participate in such Initial Public Offering did not arise as a result of the Investment Adviser’s relationship with any underwriter participating in such Initial Public Offering and (2) participation in such Initial Public Offering by the requesting person will not detract in any manner from the Investment Adviser’s ability to participate in the same offering if it desires to do so.

3.                                      Limited/Private Offering: No Access Person may directly or indirectly acquire Beneficial Ownership in a Security in a Limited Offering without the prior written consent of the CEO or the COO. Approval to invest in such Limited Offering shall not be granted unless the person seeking approval demonstrates that (1) the opportunity to invest did not arise as a result of the Investment Adviser’s relationship with any placement agent participating in such offering and (2) participation in such investment by the requesting person will not detract in any manner from the Investment Adviser’s ability to participate in the same private placement if it desires to do so. In instances where an Access Person, after receiving prior approval, acquire a Security in a Limited Offering, the Access Person has the affirmative duty to disclose this investment to the CEO or the COO if the Access

Person participates in any subsequent consideration of any potential investment by the Investment Adviser in Securities of the same issuer. The decision to purchase Securities of the same issuer for any client following a purchase by an Access Person in an approved personal transaction will be subject to an independent review by the CEO or the COO, provided that the CEO or COO has no personal interest in such issuer.

4.                                      Blackout:

(a)                                 an Access Person may not purchase securities held in one of the models/strategies for his or her proprietary account for (1) day following the completion of an initial block purchase for eligible client accounts unless the transactions for the proprietary accounts are aggregated in the initial block purchase.

(b)                                 An Access Person may not sell securities held in one of the models/strategies for his or her proprietary account for (1) day after the completion of the block sell for eligible client accounts unless the transactions for the proprietary accounts are aggregated in the block sell.

(c)                                  Transactions undertaken in violation of this prohibition will be required to be either unwound or any profits realized on such trades to be disgorged.

5.                                      Directorship: No Access Person may serve on the board of directors of any public company, absent express prior authorization from the CEO or COO. Authorization to serve on the board of a public company will be granted in instances where the CEO or COO determines that such board service would be consistent with the interests of the Investment Adviser. In the relatively small number of instances where prior approval to serve as a director of a public company is granted, such Access Person has an affirmative duty to recuse himself or herself from participating in any deliberations by the Investment Adviser regarding possible investments in Securities issued by the Company on whose board the Access Person sits.

C.                                    Pre-Clearance of Securities Transactions

1.                                      An Access Person may not purchase or sell any Security without first obtaining preclearance from the CCO or designee. The CCO may not purchase or sell any Security without first obtaining preclearance from the COO.

2.                                      The preclearance requirements of paragraph 1 above shall not apply to the following transactions:

(a)                                      Purchases or sales over which the Access Person has no direct or indirect influence or control;

(b)                                      Purchases or sales that are non-volitional on the part of the Access Person (e.g., purchases made pursuant to an automatic dividend reinvestment plan);

(c)                                       Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities; and

(d)                                      Purchases or sales of non-affiliated open or closed end mutual funds.

(e)                                       Purchases or sales of securities that comprise the S & P 500 and have a market capitalization of at least $5 billion and where the market value of the total amount purchased or sold is less than $25,000.

(f)                                   Transactions in 529 plans

(g)                                  Purchases or sales of exchange traded funds (ETF).

3.                                      The CCO may pre-clear transactions that appear, upon reasonable inquiry, to present no reasonable likelihood of harm to any client.

4.                                      The CCO shall prepare and maintain appropriate documentation for the preclearance of personal trades by Access Persons, and such documentation shall be maintained as required by the Advisers Act.

5.                                      Holdings Reports. Each Access Person, no later than ten (10) days after becoming an Access Person, shall report to the CCO a report (the “Holdings Report”) specifying:

(a)                                 the title and type of Securities, number of shares, and the principle amount of each Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership;

(b)                                 the name of any broker, dealer, or bank with which such Access Person maintains an account in which any Securities are held for the Access Person’s direct or indirect benefit; and

(c)                                  The date on which the Access Person is submitting the Holdings Report.

Holdings Reports filed must be current as of a date no more than forty-five (45) days prior to the date the person becomes an Access Person and shall be reported at least once annually thereafter.

6.                                      Quarterly Transaction Reports. Every Access Person shall report to the CCO no later than thirty (30) days after the end of each calendar quarter in which the transaction to which the report relates were effected, at a minimum, the following information:

(a)                                 The date of the transaction, the title, interest rate and maturity date (as applicable) and the number of shares, and the principal amount of each Reportable Security involved;

(b)                                 The nature of the transaction (i.e., purchase sale or any other type of acquisition or disposition);

(c)                                  The price at which the transaction was effected;

(d)                                 The name of the broker, dealer, or bank with or through the transaction was effected; and

(e)                                  The date that on which the Access Person is submitting the Quarterly Transaction Report.

7.                                      Exceptions from Reporting Requirements. Access Persons are not required to submit:

(a)                                 A Holdings Report or Quarterly Transaction Report with respect to a Security held in accounts over which the Access Person had no direct or indirect influence or control;

(b)                                 A Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan; or

(c)                                  A Quarterly Transaction Report if it would duplicate information contained in broker trade confirmations or account statements that the Access Persons has previously provided to the CCO, so long as the CCO receives such confirmations or account statements no later than thirty (30) days after the end of the applicable calendar quarter.

(d)                                 Every Access Person shall notify the CCO prior to opening an account at a broker-dealer or other financial institution:

(i)                                     Notification must be in writing and include the name of the broker-dealer or financial institution.

(ii)                                  Direct each such broker-dealer or other financial institution to provide the CCO with a duplicate copy of each confirmation and periodic account statement issued to such person.

(iii)                               Excluded from reportable accounts are accounts which can hold only mutual funds.

8.                                      Each Access Person who owns securities acquired in a private placement shall disclose such ownership to the CCO if such person is involved in any subsequent consideration of an investment in the issuer by a Client.

9.                                      The CCO or designee shall periodically review the Holdings Reports or the Quarterly Transaction Reports to ensure compliance with these Procedures.

D.                                    Exemptions

The requirements of Sections D and E relating to preclearance, holding periods and blackout periods shall not apply to accounts of Access Persons that are managed by the Investment Adviser in a manner and style consistent with all other similarly situated accounts, or to accounts placed with an outside adviser where such adviser has full and sole discretion as to the timing and nature of securities transactions in those accounts. Such accounts noted above managed by the Investment Adviser, however, shall not be afforded special treatment in the placement of securities transactions by the SCP, and such accounts shall be specifically reviewed by the CCO or the COO to ensure adherence to these rules. These accounts noted above, however, shall not be exempt from the reporting requirements of Sections E and F. The CCO and COO may, at his or her discretion, exempt a transaction from the requirements of any portion of this Code after consideration of all of the facts and circumstances of the transaction. Such consideration shall be documented in writing and filed with the appropriate quarterly transaction reports.

E.                                         Restriction on Use of Inside Information

Seizert forbids any of its employees, officers or directors from trading on or relaying inside information for personal benefit or on behalf of others. This policy applies to every member of the firm and applies to activities both within and outside of SCP.

Insider trading is a breach of Federal Securities law and is subject to both civil and criminal penalties. In addition, the Insider Trading and Securities Fraud Enforcement Act of 1988 (ITSFEA) subsequently increases the civil and criminal penalties for trading on material non-public information and broadens the scope of responsibility for preventing insider trading. The ITSFEA requires that SCP establish and enforce a written policy on insider trading. The law also creates the concept of a “controlling person” which means that unless SCP establishes and enforces a policy to prohibit insider trading, the firm and its controlling persons may be responsible and liable for any insider trading violations of its employees, officers, and/or directors.

A.                                    Insider Trading

Federal Securities laws do not define the concept of an insider or insider trading; the burden of proof is on the individual and the firm to show that it did not break the law. Any dispute will be judged in court looking back with perfect hindsight. Insider trading is generally defined as the use of inside information to trade in securities or the communication of this to others. The law prohibits:

(i)                                     Trading by an insider in possession of material non-public information;

(ii)                                  Trading by a non-insider having inside information whether disclosed by an insider in violation of his fiduciary duty to keep it confidential or misappropriated;

Communicating material non-public information to others (tipping).

B.                                    The Concept of the Insider

The concept of an insider is very broad. An insider includes employees, officers and directors of the company. Also included are persons associated with the company through special, confidential relationship in the conduct of the company’s affairs and who receive information solely for the company’s purposes. These “temporary insiders” can include attorneys, consultants, accountants and financial printers.

C.                                    What is Inside Information?

Inside information is broadly defined to include two concepts: materiality and non-public. Material information, or is reasonably certain to have substantial impact on the price of a company’s securities. Information is considered to be nonpublic until it has been disseminated to investors generally. The stock exchanges require that companies disclose information to: the national news and business newswire services (Dow Jones and Reuters); the national services (Associated Press); and the New York Times and The Wall Street Journal. In addition, information appearing in local newspapers, brokerage reports, and SEC documents are generally considered to be public.

D.                                    Procedures upon Receipt of Inside Information

SCP requires that employees report any which he/she believes to be insider information to the firm’s CEO or Chief Compliance Officer. The information should be reported even if the employee is unsure as to whether or not it represents inside information.

Whenever an employee receives material nonpublic information he/she shall not:

•                  Trade in the securities to which the information relates;

•                  Tip the information to others;

•                  Recommend purchases or sales on the basis of that information;

•                  Disclose the information to anyone other than the firm’s CEO or Chief Compliance Officer.

E.                                    Confidentiality of Client Information

As an investment advisor, Seizert Capital Partners has particular responsibilities for safeguarding the information of our clients. You should be aware of this obligation when you use the telephone, fax, postal system, electronic mail, and other electronic means of storing and transmitting information. You should not discuss confidential information in public areas where it can be overheard, read confidential documents in public places, nor leave or discard confidential documents where they can be retrieved by others.

Information concerning the identity of clients and their accounts is confidential. Such information may not be disclosed to persons outside the company except as needed to fulfill their responsibilities to the company. Client documentation shall be shredded before disposing.

You may not disclose such information to anyone or any firm outside the company unless:

(i)                                                        The outside firm needs to know the information in order to perform services for the client and is bound to maintain its confidentiality;

(ii)                                                     When the client has consented or been given an opportunity to request that the information not be shared

(iii)                                                  As required by law, or

(iv)                                                 As authorized by the Compliance Department.

F.                                     Privacy

SCP is committed to safeguarding its clients’ privacy. We do not sell any personally identifiable customer information. Sharing of such information with third parties is limited to situations related to the processing and servicing of client accounts, and to specifically delineated exceptions in the federal privacy law. You must be familiar with the procedural and systemic safeguards we maintain to protect this information and report any breaches of these safeguards to the Chief Compliance Officer.

G.                                        Training

1.                                 Each newly hired or newly Access Person shall receive a copy of this Code and any amendments to this Code and shall be required to certify within thirty (30) days of receipt of such Procedures that he or she has read and understands the procedures set forth in this Code or in any amendment hereto.

2.                                 The CCO shall review this Code with any newly hired or newly designated Access Person.

3.                                 SCP shall at least annually conduct a training seminar reviewing the requirements of the Procedures and the required duties of the Access Persons.

H.                                   Certification Every Access Person shall certify on an annual basis that he or she has:

1.                                 Complied with the procedures set forth in this Code;

2.                                 Read and understands this Code; and disclosed, precleared, and reported all transactions in securities consistent with the requirements of this Code.

SEIZERT CAPITAL PARTNERS, LLC

LISTING OF ACCESS PERSONS

AS OF January 2013

Gerald Seizert

Edward Eberle

Charles Schmidt

Greg Kozlowski

Sherry Burson

Jean Cherry

Sharon Pomber

Tom Bender

David Collon

Deborah Kantor

John VanGorder

Andy Jones

Chris Heatley

Julie Glazier

Cheryl Kotlarz

Tom Kenny